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                                                                    EXHIBIT 10.7

                                RIGHTS AGREEMENT

     THIS RIGHTS AGREEMENT is entered into this 1st day of July, 1996 by and among FWB SOFTWARE, LLC, a California limited liability company (including any successor corporation, the "COMPANY"), StreamLogic Software Corporation, a Delaware corporation ("SUB"), and FWB Software, Inc., a California corporation ("FWB").

                                    RECITALS

     WHEREAS, Sub is acquiring shares of the Company and in connection therewith the Company and FWB desire to grant Sub the rights set forth herein.

                                   AGREEMENT

SECTION 1  REGISTRATION RIGHTS.

 1.1 DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

     (a) "COMPANY" shall refer to the Company or any corporation to which it may be converted by merger, asset sale, or other means.

     (b) "REGISTER", "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     (c) "SHARES" means the 1,100,000 shares of the Company evidencing the member interest issued to Sub pursuant to the Operating Agreement (the "OPERATING AGREEMENT"), any other equity securities or member interests issued as a dividend or other distribution with respect to or in replacement of such shares and any shares of any equity securities issued or issuable upon conversion of the Company into a corporation.

     (d) "SHAREHOLDER(S)" means the purchaser of the Shares pursuant to the Operating Agreement and any transferees of such Shares and related registration rights, pro rata purchase rights and co-sale rights.

     (e) "APPROVAL OF THE SHAREHOLDER" means the approval of the holder(s) of a majority of the Shares.
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 1.2  DEMAND TO "GO PUBLIC."  After June 30, 2001, if the Company receives a written request from Shareholders who own at least 75% of the Shares, the Company will convert into a corporation taxed as a "C Corporation" (effective as of the time its initial public offering is declared effective by the Securities and Exchange Commission) and as soon as practicable after receipt of such written request (and not more than 150 days thereafter) the Company will use its best efforts to effect an initial registered underwritten public offering, provided that the Company has been profitable in each of the four quarters prior to such demand being made and has had cumulative revenue of at least $20 million during such period. The Company will have the sole right to select the underwriters for such registration. Such underwriters shall be nationally-recognized. The Shareholders shall be entitled to sell their Shares in the offering, provided, however, the underwriters may limit the amount of securities to be included in the registration, as provided below.
 If the underwriters decide that it is necessary for the successful completion of the public offering to limit the amount of the securities to be sold in the offering to less than 100% of the Shares requested to be included, the number of Shares that may be included shall be allocated pro rata among all selling shareholders in proportion, as nearly as practicable, based upon their relative ownership of the Company. Notwithstanding the foregoing, in the event that the underwriters selected by the Company determine that it would not be practicable or advisable due to market conditions or other reasons for the Company to effect an initial public offering at the time requested by the Shareholder pursuant to this Section, then the Company may delay such public offering until such time as the Company's underwriters determine that it would be practicable and advisable for the Company to proceed with such initial public offering, but such delay shall not exceed an aggregate of six months.

 1.3 SHAREHOLDER DEMAND.

     (a) Demand.  At any time more than six months after the closing date of the
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     initial registered underwritten public offering of the Company's securities, if the Company receives a written request from Shareholders who own at least 75% of the Shares, the Company will as soon as practicable use its best efforts to effect an underwritten public offering. This right may be exercised only once, except as provided in subsection 1.3(e) below.

     (b) Notice.  After the Company receives a request under subsection 1.3(a),
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     the Company will (i) promptly give each Shareholder written notice, and
     (ii) include in such registration all Shares specified by any Shareholder in a written response made within fifteen (15) days after the date of such written notice from the Company, subject to cutback by the underwriters.

     (c) Underwriting.  The Company will have the sole right to select the
         ------------
     underwriters for this registration. Such underwriters shall be nationally-recognized. The right of any Shareholder to register its Shares is conditioned upon such Shareholder's participation in the underwriting. The Company and all Shareholders including shares in the registration shall enter into an underwriting agreement in customary form with the underwriters.

     (d) Cutbacks.  The Shareholders will have first priority to include up to
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     100% of their Shares in the offering.  However, the underwriters may limit the amount of securities to be included in the registration. If the underwriters decide to limit the amount of the securities to be sold in the offering to less than 100% of the Shares requested to be included, the number of Shares that may be included shall be allocated pro rata among the Shareholders in

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     proportion, as nearly as practicable, to the respective amounts of Shares requested to be sold by each of them at the time of filing of the registration statement.

     (e) Additional Demand After Cutback.  If under subsection 1.3(d) the
         -------------------------------
     underwriters limit the amount of securities to less than 80% of the Shares requested to be included in the offering, the Shareholder shall have the right to one additional demand registration under the terms of this Section
     1.3. This right may not be exercised within one year after the closing date of the prior demand registration completed by the Company under this
     Section 1.3.

 1.4 PIGGYBACK REGISTRATION.

     (a) Notice.  If, after the Company's initial registered public offering,
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     the Company decides to register any of its securities in an underwritten offering or in a "shelf" registration, the Company will (i) promptly give each Shareholder written notice, and (ii) include in such registration all Shares specified by any Shareholder in a written response made within fifteen (15) days after the date of such written notice from the Company, subject to cutback by the underwriters.

     (b) Underwriting.  As applicable, the Company will have the sole right to
         ------------
     select the managing underwriters. Such underwriters shall be nationally-recognized. The right of any Shareholder to register its Shares is conditioned upon participation in the underwriting and all Shareholder including shares in the registration shall enter into an underwriting agreement in customary form with the underwriters.

     (c) Cutbacks.  If they consider it necessary for the successful completion
         --------
     of the public offering, the underwriters may limit the amount of securities to be included in the registration by the Company's shareholders; provided, however, that the number of Shares to be included in such registration shall not be reduced to less than 25% of the aggregate securities included in the registration. In the event of such reduction, the number of Shares that may be included in the registration shall be allocated among the Shareholder who requested to include shares in proportion, as nearly as practicable, to the respective amounts of such shares held by each such Shareholder at the time of filing of the registration statements.

 1.5 COMPANY DELAY OF REGISTRATION. The Company shall file and use its best efforts to cause to be effective a registration statement as soon as practicable after receipt of a request specified in Section 1.3 and not more than 90 days thereafter; however, if in the good faith judgment of the Manager (as defined in the Operating Agreement) or board of directors, as applicable, of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed promptly, the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days.

 1.6 EXPENSES OF REGISTRATION. All Registration Expenses relating to securities registered by the Shareholders shall be borne by the Company. All Selling Expenses relating to securities registered by the Shareholders shall be borne by the Shareholders participating in the offering pro rata based on the number of Shares being sold. "Registration Expenses" means all expenses incurred by the Company in complying with this Section 1, including all registration,

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 qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" means all underwriting discounts and selling commissions and fees and disbursements of special counsel for the Shareholders applicable to the sale of the Shares.

 1.7 REGISTRATION PROCEDURES. In the case of each registration effected pursuant to this Section 1, the Company will, upon request, inform each Shareholder as to the status of each such registration. At its expense the Company will:

     (a) Keep such registration, and any qualification or compliance under state securities laws which the Company determines to obtain, effective for a period of one hundred eighty (180) days or until the Shareholders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

     (b) Furnish such number of prospectuses and other documents incident thereto as a Shareholder from time to time may reasonably request;

     (c) Supply to each Shareholder who is named in the prospectus and who is or will be the beneficial owner of five percent (5%) or more of any class of the Company's voting securities as of the effective date of the registration statement, drafts of the registration statement for its review and each such Shareholder shall have the right to approve the portions of the registration statement which relate to such Shareholder, provided that such approval is not to be unreasonably withheld;

     (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such sates or jurisdictions; and

     (e) Notify each Shareholder who owns Shares covered by such registration statement, when a prospectus relating thereto is required to be delivered under the Securities Act, at any time that the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

 1.8 DELAY OF REGISTRATION. No Shareholder shall have any right to take any action to restrain, enjoin or otherwise delay any registration pursuant to subsection 1.2, 1.3 or 1.4 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

 1.9 INDEMNIFICATION.

     (a) The Company will indemnify each Shareholder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such

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     Shareholder within the meaning of section 15 of the Securities Act of 1933, as amended (the "Securities Act"), with respect to which any registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance and will reimburse each such Shareholder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Shareholder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Shareholder or underwriter and stated to be specifically for use therein.

     (b) Each Shareholder will, if Shares held by such Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, employees, partners, legal counsel and accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of section 15 of the Securities Act, and each other such Shareholder, each of its officers, directors, employees, partners, legal counsel and accountants, and each person controlling such Shareholder within the meaning of section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Shareholder, such directors, officers, employees, partners, legal counsel, accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Shareholder and stated to be specifically for use therein.

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     (c) Each party entitled to indemnification under this subsection 1.l9 (the
     "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided further, that if any Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, and such Indemnifying Party shall not be required to reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are related to such different or additional defenses or which are beyond the scope of the indemnity agreement provided in this Section 1, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is prejudicial to the Indemnifying Party in defending such claim or litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) If the indemnification provided for in this subsection 1.9 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

 1.10 LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Section 1, each Shareholder agrees in connection with the initial registration of the

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 Company's securities, upon the request of the Company or the underwriters, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares without the prior written consent of the Company or underwriters, as the case may be, for such period of time beginning with written notice from the Company of its intent to file a registration statement and ending on a date not later than 180 days after the effective date of such registration; provided, however, that the Shareholder shall have no obligation to enter into the agreement described herein unless all executive officers, directors of the Company and all owners of 20% or more of the total combined voting power of all classes of securities of the Company enter into similar agreements.

 1.11 INFORMATION BY SHAREHOLDER. As a condition to the inclusion of their Shares, the Shareholder who own any Shares included in any registration shall furnish to the Company such information regarding them and the distribution proposed by them as the Company may request in writing and as shall be required in connection with any registration referred to in subsection 1.2,
 1.3 or 1.4 of this Agreement.

 1.12 RULE 144 REPORTING. With a view to making available to the Shareholder the benefits of certain rules and regulations of the Commission which at any time permit the sale of the Shares to the public without registration, the Company agrees to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

     (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

     (c) So long as a Shareholder owns any unregistered Shares, furnish to such Shareholder upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

 1.13 TRANSFER OF REGISTRATION RIGHTS. The rights granted to the Shareholder by the Company under this Section 1 may be assigned proportionately by the Shareholder in connection with a sale of the Shares; provided that there are no more than ten (10) transferees in the aggregate at any one time; and provided, that the assignee also assumes the obligations under this Section 1 and that the Company is given written notice by the Shareholder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

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 1.14 TERMINATION OF REGISTRATION RIGHTS.  The obligations of the Company pursuant to this Section 1 shall terminate upon the earliest to occur of (i) June 30, 2004, or (ii) with respect to each Shareholder, when all of the Shares of the Shareholder may be sold under Rule 144 in a three-month period after the initial public offering of the Company's securities.

SECTION 2  PRO RATA PURCHASE RIGHTS.

 2.1 RIGHT OF PRO RATA PURCHASE. If the Company decides to issue any additional membership interests or other securities, including (upon any conversion to a corporation taxed as a "C Corporation") common stock or any other security exercisable for or convertible or exchangeable into common stock or other otherwise give any rights to acquire any of such securities (all such securities being hereinafter referred to as "Common Stock Equivalents"), it will give the Shareholder the right to purchase their pro rata share of such Common Stock Equivalents based upon the respective percentage ownership of the Company of such holders on the terms set forth in
 Section 2.2. The rights granted to the Shareholder by the Company under this
 Section 2.1 may be assigned proportionately by the Shareholder in connection with a sale of the Shares; provided that there are no more than ten (10) transferees in the aggregate at any one time.

 2.2 PROCEDURE. In the event the Company proposes to issue any Common Stock Equivalents, it shall give the Shareholder written notice of the proposed terms ("the Company's Notice"). The Shareholder shall have twenty-one (21) days after receipt of the Company's Notice to notify the Company in writing that it agrees to purchase its pro rata share of such Common Stock Equivalents and it shall thereafter complete such purchase at the same time as the closing of the sale of the remainder of the Common Stock Equivalents. If a Shareholder declines to exercise or fails to give notice to the Company within twenty-one (21) days of receipt of the Company's Notice, the Company shall have one hundred eighty (180) days thereafter to sell the Common Stock Equivalents upon terms no more favorable to the purchasers thereof than specified in the Company's Notice.

 2.3 EXCEPTIONS. The pro rata purchase rights set forth in this Section 2 shall not apply to (i) the issuance by the Company of Common Stock Equivalents (in an amount not to exceed 15% of the Common Stock Equivalents without the Approval of the Shareholder) to directors, officers, employees or consultants of the Company other than owners of 10% or more of the Company's stock on a fully diluted basis pursuant to any stock option or stock purchase plans or similar agreements approved by the Company's Manager or board of directors as applicable, (ii) the issuance of Common Stock Equivalents upon exercise or conversion of any option, warrant or other security, into common stock, (iii) the issuance of Common Stock Equivalents pursuant to any merger, acquisition, or similar transaction, or (iv) common stock offered to the public pursuant to the Company's first registered underwritten offering.

 2.4 TERMINATION. The rights set forth in this Section 2 shall terminate upon the earliest to occur of (i) the closing of the Company's first registered underwritten public offering, (ii) June 30, 2001 or (iii) when Sub no longer owns any Shares.

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

SECTION 3  CO-SALE RIGHTS.

 FWB (or a gratuitous transferee of FWB's membership interests) will not sell, transfer or exchange ("transfer") any of its membership interests (or other securities) of the Company for consideration without first giving the holder(s) of the Shares the opportunity to participate pro rata in such transfer based upon their relative percentage ownership of the Company. FWB shall give written notice to the holder(s) of the Shares of the terms of the proposed transfer. The holder(s) of the Shares shall give written notice to FWB of the election to participate in such transfer in accordance with the proposed terms within twenty-one (21) days after receipt of the notice. To the extent the holder(s) of any Shares do not elect to participate, FWB shall be entitled to sell a proportionate amount of the securities of the Company specified in, and according to the terms of, the notice within ninety (90) days from the date of the sending of the notice. The rights granted to the Shareholder by the Company under this Section 3 may be assigned by the Shareholder in connection with a sale of the Shares; provided that there are no more than ten (10) transferees in the aggregate at any one time. Any proposed Transfer by FWB to a different transferee, or on terms and conditions materially different from those described in the written notice, as well as any subsequent proposed transfer by FWB, shall again be subject to the Co-Sale Right. This covenant shall terminate upon the earliest to occur of (i) June 30, 2001, or (ii) upon the closing of the Company's registered initial public offering ("IPO").

SECTION 4  NO ISSUANCES BELOW FAIR MARKET VALUE.

 The Company shall not issue any securities to its existing security holders at a price lower than the fair market value of such securities as determined in good faith by the Manager of the Company or board of directors as applicable, except to employees, officers and directors other than owners of ten (10) percent or more of the securities of the Company on a fully-diluted basis pursuant to stock option or purchase plans approved by the Manager of the Company which meet the criteria of Section 2.3. The parties agree that any legal remedy for violation of this Section 4 would be insufficient and that a potentially aggrieved party would have the right to cause specific performance of this Section 4.

SECTION 5  RIGHT OF FIRST REFUSAL, STANDSTILL.

 5.1 RIGHT OF REFUSAL.

     (a) RIGHT TO PURCHASE. In the event a Shareholder proposes to transfer, assign or otherwise dispose of any Shares (the "TRANSFER STOCK") in a bona fide transaction, the Company shall have a right of first refusal (the "RIGHT OF REFUSAL") to purchase all, but not less than all, of the Transfer Stock in accordance with the terms of this Agreement.

     (b) TRANSFER NOTICE. The Shareholder shall first give written notice of any proposed transfer (the "TRANSFER NOTICE") to the Company. The Transfer Notice shall name the proposed transferee and state the number of shares of Transfer Stock to be transferred, whether the transfer is voluntary or involuntary, the price per share, and all other terms of the proposed transaction.

     (c) TERMS AND PROCEDURE BEFORE IPO. The following terms and procedures shall apply to the Right of Refusal:

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

          (1) EXERCISE PERIOD. Within forty-five (45) days of receipt of the Transfer Notice, the Company will give the Shareholder written notice of its election to purchase the Transfer Stock.

          (2) PRICE. The per share purchase price for shares of Transfer Stock purchased by the Company pursuant to the Right of Refusal shall be the price per share agreed to be paid by the proposed transferee.

          (3) PAYMENT OF PURCHASE PRICE. Payment of the purchase price for the Transfer Stock will be made to the Shareholder in cash or such other consideration as is offered by the proposed transferee by the Company within sixty (60) days after the notice from the Company of its election to exercise its Right of Refusal (see subsection 5.1(c)(1)). During the period after such notice and until payment of the purchase price, the Shareholder will vote its Shares as directed by the Company for any financing arrangements reasonably proposed by the Company for the purpose of financing its purchase of the Transfer Stock.

          (4) FAILURE TO EXERCISE. If the Company fails to exercise in full its Right of Refusal within the period set forth in subsection 5.1(c)(1)), the Shareholder may, during the one hundred eighty (180) days following such period, conclude a transfer of the shares of Transfer Stock on the terms and conditions described in the Transfer Notice. Any proposed transfer by the Shareholder to a different transferee, or on terms and conditions materially different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Shareholder, shall again be subject to the Right of Refusal.

     (d) RESTRICTION ON TRANSFEREES. All transferees of Transfer Stock (except transferees under subsection 5.1(d)(5)), as a condition of such transfer must agree in writing (in a form satisfactory to the Company) that they will receive and hold such Transfer Stock subject to the provisions of this Agreement, including the Right of Refusal. Any sale or transfer of any Transfer Stock or any interest in such shares shall be void unless the provisions of this Section 5.1 are met.

     (e) TERMINATION. The Right of Refusal under this Section 5.1 shall terminate on the earlier of (i) June 30, 2004, and (ii) the closing of an IPO. This Section 5.1 shall not apply to transfers between Shareholders and their parent corporations or wholly owned subsidiaries.

 5.2 STANDSTILL. Unless the prior written approval of the Company's Manager has been obtained, a Shareholder will not:

     (a) ACQUISITION.  Acquire by purchase or otherwise, any securities
     (whether debt or equity, including options and warrants) of the Company; or

     (b) PARTICIPATION. At such time and for so long as the Company is subject to the reporting requirements under Section 13(a) or Section 15(d) of the Exchange Act,

          (1) become a "participant" in a "solicitation" of proxies, as those terms are defined in Rule 14a-11 and Rule 14a-1, respectively, of Regulation 14A under the Exchange Act in respect of any voting securities of the Company that may be outstanding and entitled to vote at any time during such period;

          (2) form any group for the purpose of voting, purchasing or disposing of the Company's securities; or

          (3) deposit any securities of the Company in a voting trust or subject them to a voting agreement or other arrangement of similar effect.

     (c) TERMINATION. The provisions of this Section 5.2 will terminate on June 30, 2006.

 5.3 LEGEND. To assist in effectuating the provisions of this Section 5, the Shareholder hereby consents to the placement of the following legend on all certificates certifying ownership of any securities issued hereunder until such securities have been sold, transferred or disposed of pursuant to the requirements of this Agreement:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT BETWEEN THE HOLDER AND FWB SOFTWARE, INC., AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. A COPY OF SAID AGREEMENT IS ON FILE AT THE OFFICE OF THE SECRETARY OF FWB SOFTWARE, INC."

SECTION 6  MISCELLANEOUS.

 6.1 WAIVERS AND AMENDMENTS. No amendment or waiver of any provision of this Agreement will be effective except as follows:

     (a) No waiver of any rights under this Agreement shall be effective except as to the particular parties who have consented to such waiver in writing.

     (b) No amendment to this Agreement shall be effective without the written consent of the Company and FWB and the Approval of the Shareholder.

 6.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

 6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the rights and obligations under this Agreement may be assigned only with the prior written consent of the Company. In the event of a merger, acquisition or similar transaction involving the Company that does not cause a termination of this Agreement under Section 6.10, all rights and obligations under this Agreement shall apply to the respective successors and assigns of the parties hereto.

 6.4 ENTIRE AGREEMENT. This Agreement and the Exhibits to this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

 6.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given by personal service, overnight delivery service, or by certified or registered mail, postage prepaid, to the address indicated below:


         If to Sub:          StreamLogic Software Corporation
                             21329 Nordhoff Street
                             Chatsworth, California 91311
                             Attention: Chief Executive Officer

         with copy to:       Latham & Watkins
                             650 Town Center Drive
                             Costa Mesa, California 92626-1925
                             Attention: David C. Flattum

         If to the Company:  FWB Software, LLC
                             1555 Adams Drive
                             Menlo Park, California 94025
                             Attention: President

         with copy to:       McCutchen, Doyle, Brown & Enersen
                             Three Embarcadero Center
                             San Francisco, California  94111
                             Attention: Gary H. Moore

         If to FWB:          FWB Software, Inc.
                             1555 Adams Drive
                             Menlo Park, California 94025
                             Attention: President

         with copy to:       McCutchen, Doyle, Brown & Enersen
                             Three Embarcadero Center
                             San Francisco, California  94111
                             Attention: Gary H. Moore

 or at such other address as such party shall have furnished to the others. Such notices shall be deemed received upon the earlier of actual receipt, the day after dispatch by overnight delivery, or three business days after the date of mailing.

 6.6 SEPARABILITY. In case any provision of this Agreement shall be declared invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

 6.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

 6.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

 6.9 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring.

 6.10 TERMINATION. This Agreement (except Section 1, which shall terminate in accordance with Section 1.14) shall terminate upon the acquisition or merger of the Company or any similar transaction where the security holders of the Company own less than 50% of the voting securities of the surviving corporation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


FWB SOFTWARE, LLC                       STREAMLOGIC SOFTWARE CORPORATION



By: FWB Software, Inc., its Manager     By /s/ Lee Hilbert
                                           -------------------------------------
                                           Lee Hilbert, Chief Financial Officer

By  /s/ Norman Fong
    -------------------------------
    Norman Fong, President


FWB SOFTWARE, INC.



By  /s/ Norman Fong
    -------------------------------
    Norman Fong, President